EXHIBIT 10.1

     CONSENT AGREEMENT, dated as of June 21, 2004 ("Consent"), executed and delivered in connection with that certain FINANCING AGREEMENT, among ROCK OF AGES CORPORATION, a Delaware corporation ("ROA"), ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Kentucky"), CAROLINA QUARRIES, INC., a Delaware corporation ("Carolina"), AUTUMN ROSE QUARRIES, INC., a Georgia corporation ("Autumn"), PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation ("Pennsylvania"), KEITH MONUMENT COMPANY LLC, a Delaware limited liability company ("Keith"), ROCK OF AGES MEMORIALS INC., a Delaware corporation ("Memorials") and SIOUX FALLS MONUMENT CO., a South Dakota corporation ("Sioux Falls"), as borrowers (ROA, Kentucky, Carolina, Autumn, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), the lenders party thereto (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for the Lenders (in such capacity, the "Agent"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement (as defined below).

     WHEREAS, the Companies, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of December 17, 1997, which agreement has been amended by (a) the letter amendment dated June 22, 1998 (the "First Amendment"), (b) the Amendment dated June 1, 1999 (the "Second Amendment"), (c) the Consent and Amendment dated December 20, 1999 (the "Third Amendment"), (d) the Consent and Amendment dated as of December 27, 2000 (the "Fourth Amendment"), (e) the Fifth Amendment dated as of October 23, 2002 (the "Fifth Amendment"), (f) the Sixth Amendment and Waiver, dated November 11, 2003 (the "Sixth Amendment") and (g) the Seventh Amendment and Waiver, dated February 16, 2004 (the "Seventh Amendment") (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Financing Agreement");

     WHEREAS, pursuant to that certain Common Stock Purchase Agreement, dated on or about the date hereof (the "Stock Purchase Agreement"), between CRGH, LLC (the "Seller") and ROA, ROA intends to purchase 25,000 shares of the Class A common stock (the "Class A Shares") of FFS Holdings, Inc., a Delaware corporation ("FFS Holdings"), and 10,000 shares of the non-voting Class B common stock (together with the Class A Shares, the "Shares") of FFS Holdings (the "Acquisition");

     WHEREAS, concurrently with the Acquisition, FFS Holdings will acquire all of the issued and outstanding capital stock of Forethought Financial Services, Inc. and its subsidiaries from Hillenbrand Industries, Inc.; and

     WHEREAS, ROA has requested that the Agent and the Lenders consent to the Acquisition and the Agent and the Lenders are willing to consent to the Acquisition on the terms and subject to the conditions set forth in this Consent.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section One.  Consent.  Effective upon the satisfaction of the conditions contained in Section Three hereof, the Agent and the Lenders hereby consent to the Acquisition, provided that: (i) the Acquisition is consummated not later than September 30, 2004, pursuant to the terms of the Stock Purchase Agreement as in effect on the date of execution thereof; (ii) the purchase price for the Shares shall not exceed $3,500,000; (iii) immediately before and immediately after giving effect to the Acquisition, no Default or Event of Default shall have occurred or be continuing; (iv) ROA shall promptly and diligently exercise all of its rights and remedies under the Stock Purchase Agreement and each other document, instrument and agreement entered into in connection therewith (the Stock Purchase Agreement and such other documents, instruments and agreements are collectively referred to herein as the "Acquisition Documents"); (v) ROA shall not give any consent under, waive the effect of, or amend, modify or supplement any provision of, or otherwise permit any deviation from the terms of, any of the Acquisition Documents, in each case without the Lenders' prior written consent; (vi) any dividends, distributions, proceeds or other amounts received by ROA in respect of any of the Shares shall be promptly remitted by ROA to the Agent for application to the Obligations in accordance with the terms of the Financing Agreement; (vii) ROA shall not sell or pledge, or otherwise dispose of or encumber, or suffer any lien to exist on, the Shares without the prior written consent of the Required Lenders; and (viii) except for any restrictions on the transfer or pledge of the Shares contained in the Stockholders and Warrant Holder Agreement relating to the Shares or the Financing Agreement, ROA shall not agree to or suffer to exist any other restrictions on the transfer or pledge of the Shares. The failure by ROA to comply with any of the requirements contained in this Section One shall constitute an Event of Default under the Financing Agreement.

     Section Two.  Acquisition Term Loan. Upon satisfaction of the conditions contained in Section Three hereof, the Agent will make an Acquisition Term Loan to ROA in the amount of $3,500,000, the proceeds of which shall be used solely to make the Acquisition (the "Forethought Term Loan"). Notwithstanding anything to the contrary contained in the Financing Agreement: (a) The CIT Group/Business Credit, Inc., as a Lender, will fund the entire Forethought Term Loan and Fleet National Bank will not fund any portion of the Forethought Term Loan; (b) the Forethought Term Loan shall be non-amortizing; (c) so long as any Obligations under the Financing Agreement shall be owing to Fleet National Bank: (i) no payments or proceeds of Collateral shall be applied to pay any principal of or interest on the Forethought Term Loan; (ii) no payments shall be made by any Company in respect of the ICC award against ROA in favor of Eurimex; and (iii) interest on the Forethought Term Loan shall accrue at all times at a variable per annum rate equal to the Chase Bank Rate plus 4%; and (d) concurrently with the funding of the Forethought Term Loan, the Agent shall establish a $3,500,000 reserve against Availability and shall maintain such reserve so long as any Obligations under the Financing Agreement shall be owing to Fleet National Bank.

Section Three.Conditions Precedent and Subsequent. This Consent shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Consent, shall have been satisfied:

            (a)   the Agent shall have received a fully executed counterpart or original of this Consent.

           (b)   a promissory note, in the form of Exhibit A hereto, duly executed by each of the Companies.

           (c)   all of the representations and warranties contained in the Financing Agreement shall continue to be true and correct in all material respects, except for such representations and warranties which, by their terms, are only made as of a previous date.

           (d)   no Default or Event of Default shall have occurred and be continuing.

     Section Four.  General Provisions.

           (a)   Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          (b)   As of the effective date hereof, all references to the Financing Agreement in the Financing Agreement shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.

          (c)   This Consent embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

          (d)   This Consent may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

          (e)    Nothing herein shall be construed as a waiver by the Agent or the Lenders of any Default or Event of Default, whether or not the Agent or any Lender has knowledge thereof.

          (f)    This Consent shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws principles.

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     IN WITNESS WHEREOF, each Company, the Agent and each of the Lenders has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By:/s/ Kurt M. Swenson
Name:  Kurt M. Swenson
Title:     Chairman and Chief Executive Officer

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender By: /s/ Peter L. Skavia Name: Peter L. Skavia Title: Senior Vice President

FLEET NATIONAL BANK, as a Lender By: /s/ Michael A. Palmer Name: Michael A. Palmer Title: Senior Vice President

EXHIBIT 10.2

PROMISSORY NOTE

June 21, 2004

$3,500,000.00

     FOR VALUE RECEIVED, the undersigned, ROCK OF AGES CORPORATION, a Delaware corporation, ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company, CAROLINA QUARRIES, INC., a Delaware corporation, AUTUMN ROSE QUARRIES, INC., a Georgia corporation, PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation, KEITH MONUMENT COMPANY, LLC, a Delaware limited liability company, ROCK OF AGES MEMORIALS INC., a Delaware corporation, and SIOUX FALLS MONUMENT CO., A South Dakota corporation, and such other subsidiaries or affiliates of the foregoing as the Lenders, by unanimous consent, permit to become parties to the Financing Agreement (herein the "Companies") jointly and severally, promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein the "Agent") as Agent for itself and the other lenders that are, or may be, pursuant to the terms of the Financing Agreement referred to below, lenders to the Companies, at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in accordance with the provisions of Section 4 of the Financing Agreement (as defined below).

     Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement (as defined below).

     If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This Note is one of the Promissory Notes referred to in the Financing Agreement, dated December 17, 1997 (as amended, the "Financing Agreement"), between the Companies, the Agent and the lenders that are now, or in the future, a party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, or at the direction of the Required Lenders, immediately due and payable as provided in the Financing Agreement.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/ Kurt M. Swenson
Name:  Kurt M. Swenson
Title:     Chairman and Chief Executive Officer

EXHIBIT 10.3

     EIGHTH AMENDMENT, dated as of July 8, 2004 ("Amendment"), executed and delivered in connection with that certain FINANCING AGREEMENT, among ROCK OF AGES CORPORATION, a Delaware corporation ("ROA"), ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Kentucky"), CAROLINA QUARRIES, INC., a Delaware corporation ("Carolina"), AUTUMN ROSE QUARRIES, INC., a Georgia corporation ("Autumn"), PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation ("Pennsylvania"), KEITH MONUMENT COMPANY LLC, a Delaware limited liability company ("Keith"), ROCK OF AGES MEMORIALS INC., a Delaware corporation ("Memorials") and SIOUX FALLS MONUMENT CO., a South Dakota corporation ("Sioux Falls"), as borrowers (ROA, Kentucky, Carolina, Autumn, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), the lenders party thereto (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement (as defined below).

     WHEREAS, the Companies, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of December 17, 1997, which agreement has been amended by (a) the letter amendment dated June 22, 1998 (the "First Amendment"), (b) the Amendment dated June 1, 1999 (the "Second Amendment"), (c) the Consent and Amendment dated December 20, 1999 (the "Third Amendment"), (d) the Consent and Amendment dated as of December 27, 2000 (the "Fourth Amendment"), (e) the Fifth Amendment dated as of October 23, 2002 (the "Fifth Amendment"), (f) the Sixth Amendment and Waiver dated November 11, 2003 (the "Sixth Amendment") and (g) the Seventh Amendment and Waiver dated as of February 16, 2004 (the "Seventh Amendment") (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Financing Agreement");

     WHEREAS, the Companies have requested that the Lenders agree to modify certain provisions contained in the Financing Agreement, and the Lenders have agreed to the foregoing request, on the terms and subject to the conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section One.   Amendments.

(a)    Section 1.  Definitions.  Section 1 of the Financing Agreement is hereby amended as follows:

(i)     The reference to "$20,000,000" appearing in the definition of the term "Line of Credit" is deleted and "$12,500,000" substituted in lieu thereof.

(ii)     The reference to "$30,000,000" appearing in the definition of the term "Acquisition Term Loan Line of Credit" is deleted and "$17,500,000" substituted in lieu thereof.

(iii)     The following new defined term shall be added to Section 1 and inserted in appropriate alphabetical order:

"Eurimex Expenses shall mean the aggregate amount paid by ROA in respect of the award made by the International Chamber of Commerce in favor of Granite Stone Business International (formerly known as Eurimex) and against ROA (including, without limitation, the amount of the award and all costs, expenses and fees incurred in connection therewith)."

(iv)     The definitions of the terms "Leverage Ratio," "Line of Credit Fee," "Operating Cash Flow," "Operating Cash Flow Ratio" and "Total Debt Service" are amended and restated in their entirety to read as follows:

"Leverage Ratio shall mean the ratio determined by dividing Total Liabilities by Tangible Net Worth."

"Line of Credit Fee shall: (a) mean the fee payable to the Agent, for the ratable benefit of the Lenders, due on the last Business Day of each month for the Line of Credit and the Acquisition Term Loan Line of Credit, and (b) be determined by multiplying the difference between (i) the sum of the Line of Credit and the Acquisition Term Loan Line of Credit and (ii) the sum, for such month, of (x) the average daily balance of Revolving Loans, plus (y) the average daily undrawn balance of Letters of Credit, plus (z) the average daily balance of Acquisition Term Loans, in each case outstanding during such month, by the Applicable Fee Percentage for the Line of Credit Fee for the number of days in such month."

"Operating Cash Flow shall mean, for any period, the consolidated EBITDA of the Companies for such period, minus the sum of (i) the consolidated Unfinanced Capital Expenditures of the Companies made during such period, plus (ii) the consolidated cash taxes paid by the Companies during such period. Notwithstanding the foregoing, for purposes of determining the Operating Cash Flow Ratio for any period, the aggregate amount of Eurimex Expenses paid in cash during such period shall be excluded from the calculation of Operating Cash Flow for such period; provided, however, that the aggregate amount of Eurimex Expenses excluded from the calculation of Operating Cash Flow shall not exceed: (a) for the four fiscal quarters ended on or about March 31, 2004, $1,855,000; (b) for the four fiscal quarters ended or ending on or about June 30, 2004, September 30, 2004, December 31, 2004 or March 31, 2005, $6,500,000; and (d) for each period of four fiscal quarters ending thereafter, zero."

"Operating Cash Flow Ratio shall mean, for any period, the ratio determined by dividing Operating Cash Flow for such period by Total Debt Service for such period."

"Total Debt Service shall mean, for any period, the sum of Interest Expense for such period, plus the amount of all repayments of principal scheduled to be made during such period in respect of Indebtedness that becomes due and payable during such period pursuant to any agreement or instrument to which any of the Companies is a party relating to: (i) the borrowing of money or the obtaining of credit; (ii) the deferred purchase price of assets; (iii) any Capital Lease or similar lease arrangement; (iv) any reimbursement obligations in respect of letters of credit or bankers acceptances due and payable during such period; or (v) other Indebtedness guaranteed by any of the Companies."

(v)     In the definition of the term Applicable Fee Percentage, the reference to ".125%" appearing in the first row under the heading "Applicable Fee Percentage for Line of Credit Fee" is deleted and ".25%" substituted in lieu thereof.

(b)   Section 7. Covenants. Section 7 of the Financing Agreement is hereby amended as follows:

(i)    Clause G of Paragraph 10 of Section 7 is deleted in its entirety and the following substituted in lieu thereof

"G.   Declare or pay any cash dividend of any kind on, or purchase, acquire, redeem or retire, for cash, any capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that: (i) any Company may declare and pay dividends on its capital stock to ROA to facilitate payment of income taxes due as a result of the filing of a unitary or consolidated tax return on which the income of such Company is included; and (ii) in addition to the dividends permitted to be paid under clause (i) above, any Company may declare and pay cash dividends on its capital stock, provided, that (x) the aggregate amount of dividends paid by all of the Companies pursuant to this clause (ii) shall not exceed $150,000 in any fiscal quarter or $600,000 in any fiscal year (with no carry-over of amounts from one quarter or one year to another), (y) Availability on the date of payment of each such dividend and after giving effect thereto shall, in each case, be not less than $3,000,000 and (z) such Company shall have given the Agent at least three (3) days prior written notice of such payment."

(ii)    Paragraphs 14 and 15 of Section 7 are amended and restated in their entirety to read as follows:

"14.   The Companies shall maintain, on a consolidated basis, for each fiscal quarter, together with the immediately preceding three fiscal quarters, an Operating Cash Flow Ratio of at least 1.25 to 1."

"15.   The Companies shall maintain at all times, on a consolidated basis, a Leverage Ratio of not more than 2 to 1.

(iii)    Effective immediately upon the assignment by Fleet National Bank of all of its rights and obligations under the Financing Agreement to CIT (the "Assignment"), paragraphs 23 and 24 of Section 7 are deleted in their entirety and the following is substituted in lieu of each such paragraph: "[Intentionally omitted]."

Section Two.   Eurimex Reserve. Concurrently with the consummation of the Assignment, the Agent will establish a $6,500,000 reserve against Availability and will maintain such reserve until all amounts (including, without limitation, interest) owing by the Companies to Granite Stone Business International (formerly known as Eurimex) in respect of the award by the International Chamber of Commerce are paid in full.

Section Three.    Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each Company warrants and represents to the Agent and the Lenders as follows:

(a)    all of the representations and warranties contained in the Financing Agreement and each other document relating thereto to which such Company is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

(b)    the execution, delivery and performance of this Amendment by such Company is within its corporate or limited liability company powers, has been duly authorized by all necessary corporate or limited liability company action, and such Company has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

(c)    upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity;

(d)    such Company is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to such Company, (ii) cause a violation by such Company of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which such Company is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of such Company, except in favor of the Agent, to secure the Obligations, or (v) violate any provision of any organizational document or capital stock of such Company;

(e)     no Default or Event of Default has occurred and is continuing; and

(f)      since the date of the receipt by the Agent and the Lenders of the Companies' most recent financial statements, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the business, operations, prospects, profitability or condition, financial or otherwise, of such Company, the Companies and their subsidiaries taken as a whole or the Collateral.

Section Four.  Conditions Precedent. Section One(b)(iii) of this Amendment shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred:

(a)     The Agent shall have received a fully executed counterpart or original of this Amendment.

(b)    All of the representations and warranties set forth in Section Three of this Amendment shall be true and correct.

(c)     The Agent and the Lenders shall have received payment of all fees, expenses and disbursements (including, without limitation, the fees and expenses of external counsel) incurred by them in connection with the preparation, negotiation and execution of this Amendment and the transactions contemplated to occur hereunder.

Section Five.    Post-Closing Covenant. On or before July 31, 2004, each Company shall execute and deliver to the Agent a Trademark Security Agreement, in form and substance satisfactory to the Agent, pursuant to which the Companies grant to the Agent a first-priority security interest in all of the Companies' trademarks, trademark applications and related goodwill.

Section Six.   General Provisions.

(a)     Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)     As of the effective date hereof, all references to the Financing Agreement in the Financing Agreement shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.

(c)     This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(d)     This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

(e)     This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

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     IN WITNESS WHEREOF, each Company, the Agent and each of the Lenders has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/ Kurt M. Swenson
Name:  Kurt M. Swenson
Title:    Chairman and Chief Executive Officer
            of each of the above Companies

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender By: /s/ Nicholas Malatestinic Name: Nicholas Malatestinic Title: Vice President, Team Leader

EXHIBIT 10.4

ASSIGNMENT AND TRANSFER AGREEMENT

Dated: July 9, 2004

     Reference is made to the Financing Agreement, dated December 17, 1997 (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among ROCK OF AGES CORPORATION ("ROA"), a Delaware corporation with a principal place of business at 772 Graniteville Road, Barre, Vermont 05654; ROCK OF AGES KENTUCKY CEMETERIES, LLC ("Kentucky"), a Delaware limited liability company with a principal place of business at 771 West Main Street, Lexington, Kentucky 40508; CAROLINA QUARRIES, INC. ("Carolina"), a Delaware corporation with a principal place of business at 805 Harris Granite Road, Salisbury, North Carolina 28146; AUTUMN ROSE QUARRIES, INC. ("Autumn"), a Georgia corporation with a principal place of business in Mill Creek, Oklahoma 74856; PENNSYLVANIA GRANITE CORP. (herein "Pennsylvania"), a Pennsylvania corporation with a principal place of business at 410 Trythall Road, Elverson, Pennsylvania 19520; KEITH MONUMENT COMPANY LLC ("Keith"), a Delaware limited liability company with a principal place of business at 771 West Main Street, Lexington, Kentucky 40508; ROCK OF AGES MEMORIALS, INC. ("Memorials"), a Delaware corporation with a principal place of business at 771 West Main Street, Lexington, Kentucky 40508; SIOUX FALLS MONUMENT CO. ("Sioux Falls"), a South Dakota corporation with a principal place of business at 4901 W. 12th Street, Sioux Falls, South Dakota 57106; and such other subsidiaries or affiliates of the foregoing as the Lenders, by unanimous consent, permit to become parties to the Financing Agreement (herein collectively the "Companies"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

     1.     The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

     2.     The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Companies or any guarantor or the performance or observance by the Companies or any guarantor of any of their respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

     3.     The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Companies, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     4.     Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Companies, effective as of the Effective Date.

     5.     Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts, except as otherwise provided in the Financing Agreement) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

     6.    From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

      7.     THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Transfer Agreement to be executed by their respective duly authorized officers on Schedule 1 hereto.

Schedule I to Assignment and Transfer Agreement
Name of Assignor:	Fleet National Bank

Name of Assignee:	The CIT Group/Business Credit, Inc.

Effective Date of Assignment:	July 9, 2004

Assigned Facilities	Commitment Amount Assigned	Percentage Assigned of Each Facility (shown as a percentage of aggregate commitments of all Lenders)

Acquisition Term Loans	$7,000,000	40%

Revolving Loans	$5,000,000	40%

Letter of Credit participation interest	$1,200,000	40%

Pro-rata share of fees and interest earned under the Financing Agreement as provided in Paragraph 4 of Section 12 of the Financing Agreement.

Accepted:

THE CIT GROUP BUSINESS CREDIT, INC. as Agent By: /s/Nicholas Malatestinic Name: Nicholas Malatestinic Title: Vice President, Team Leader	FLEET NATIONAL BANK as Assignor By: /s/ John F. Lynch Name: John F. Lynch Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC. as Assignee By: /s/ Nicholas Malatestinic Name: Nicholas Malatestinic Title: Vice President, Team Leader

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/ Kurt M. Swenson
Name:   Kurt M. Swenson
Title:      Chairman and Chief Executive Officer
              of each of the above Companies

EXHIBIT 10.5

THE CIT GROUP/BUSINESS CREDIT, INC.
1211 Avenue of the Americas
New York, New York10036

August 10, 2004

Rock of Ages Corporation
772 Graniteville Road
Barre, Vermont 05654

Attention:    Mr. Kurt M. Swenson
                  Chief Executive Officer

RE:     Waiver and Agreement

Gentlemen:

     We refer to the Financing Agreement, dated as of December 17, 1997 (as amended, the "Financing Agreement"), among Rock of Ages Corporation, Rock of Ages Kentucky Cemeteries, LLC ("Kentucky"), Carolina Quarries, Inc., Autumn Rose Quarries, Inc., Pennsylvania Granite Corp., Keith Monument Company LLC, Rock of Ages Memorials, Inc. and Sioux Falls Monument Co. (all of the aforementioned entities, collectively, the "Companies"), the lenders party thereto (collectively, the "Lenders"), and The CIT Group/Business Credit, Inc., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement.

     Waiver. You have notified us that consolidated EBITDA of the Companies for the three fiscal quarters ending in June 2004 was $1,046,000. The failure of the Companies to have achieved consolidated EBITDA of at least $2,300,000 for the three fiscal quarters ending in June 2004 constitutes a violation of Section 7 of the Financing Agreement (as in effect on June 30, 2004) and an Event of Default under the Financing Agreement (as in effect on June 30, 2004)(the Event of Default referred to in this paragraph is hereinafter referred to as the "Designated Default").

     Effective as of June 30, 2004, upon the Agent's receipt of one or more counterparts of this letter signed by all of the Companies, the Lenders hereby waive the Designated Default as an Event of Default. Nothing herein shall constitute a waiver by the Agent or any Lender of any other Default or Event of Default, whether or not the Agent or any Lender has any knowledge thereof, nor shall anything herein be deemed a waiver by the Agent or any Lender of any Default or Event of Default which may occur after the date hereof.

     Agreement.  The Companies and the Lenders hereby agree that for purposes of determining the Companies' compliance with Paragraphs 14 and 15 of Section 7 of the Financing Agreement, for any time or period, whether occurring before, on or after the date of this letter, the assets, liabilities, earnings and other results of operations of the business of Kentucky sold to Saber Management Kentucky, LLC shall not be included.

     By signing below, each of the Companies hereby represents and warrants that: (a) all of the representations and warranties set forth in the Financing Agreement (except for such representations and warranties that were only required to be true and correct as of a prior date) are true and correct in all material respects on the date hereof; and (b) no Default or Event of Default (other than the Designated Default) has occurred and is continuing on the date hereof.

     Except as otherwise expressly agreed herein, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Please sign below to indicate your agreement to the terms hereof.

Very truly yours, THE CIT GROUP/BUSINESS CREDIT, INC. as Lender and Agent By: /s/ Nicholas Malatestinic Name: Nicholas Malatestinic Title: Vice President, Team Leader

Agreed to by:

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/ Douglas S. Goldsmith
Name:  Douglas S. Goldsmith
Title:     Vice President and Chief Financial Officer

EXHIBIT 10.6

MUTUAL RELEASE AGREEMENT

            This Mutual Release Agreement (the "Agreement"), dated as of August 6, 2004, is entered into between Dyckerhoff AG ("Dyckerhoff"), Granite Stone Business International S.a.r.l. f/k/a and including Eurimex S.A. (Luxembourg) ("GSBI") and all of their respective, subsidiaries, divisions and affiliates including, but not limited to, GroupeCimentsLuxembourgeois, Materiaux S.A., and MarbrerieJacquemartSarl (including the respective predecessors and successors of any of the foregoing, collectively, the "GSBI Parties"), and Rock of Ages Corporation ("Rock of Ages") and all of its subsidiaries, divisions and affiliates including, but not limited to, Carolina Quarries Inc., Pennsylvania Granite Corp., and Rock of Ages Memorials, Inc. (including the respective predecessors and successors of any of the foregoing, collectively, the "Rock of Ages Parties").  The GSBI Parties and Rock of Ages Parties are referred to collectively as the "Parties" and singularly as a "Party."

            WHEREAS, on April 5, 2001, GSBI initiated an arbitration against Rock of Ages before the International Court of Arbitration of the International Chamber of Commerce referenced 11502/KGA/MS (the "Arbitration");

            WHEREAS, on June 7, 2004, an arbitral tribunal rendered an award in the Arbitration (the "Award"), attached as Exhibit A:

a.

Awarding GSBI US$5,397,000 as compensation for lost profits resulting from the termination of an agreement dated December 8, 1997, entered into between Rock of Ages and GSBI  for the supply and distribution of Salisbury Pink granite (the "Salisbury Pink Agreement");

b.	Awarding interest to GSBI at the applicable yearly Luxembourg legal rate-5.75% in 2001, 5% in 2002, 5% in 2003 and 4.75% in 2004-on the amount so awarded, from October 18, 2000, until June 9, 2004;

c.	Awarding interest to GSBI at the applicable yearly Luxembourg legal rate-as established by the Reglement Grand Ducal for the relevant period-on the amount so awarded, from June 9, 2004, until payment;

d.	Declaring that GSBI's claims VIII-XI, which alleged violations of U.S. antitrust laws, had been withdrawn with prejudice;

e.	Ordering that GSBI and Rock of Ages shall bear the costs of the Arbitration, fixed by the ICC Court at US$600,000, in equal shares;

f.	Ordering that GSBI and Rock of Ages shall each bear its own legal and other costs incurred in connection with the Arbitration; and

g.	Denying all other claims of each of GSBI and Rock of Ages;

      WHEREAS, in discharge of the Award and all claims between them, the Parties desire to provide for the releases and other matters described herein;

     NOW, THEREFORE, in consideration of the foregoing, the payment by Rock of Ages to GSBI of Six Million Five Hundred Thousand US Dollars (US $6,500,000), net of withholding taxes and similar charges if and to the extent applicable (the "Payment"), and the representations, warranties and agreements herein contained, the receipt and sufficiency of which consideration are hereby acknowledged, the Parties agree as follows:

1.

Mutual Release.  The Payment and the representations, warranties and agreements set forth herein, shall constitute a full and final resolution of all disputes between the Parties.  Upon receipt by GSBI of the Payment, each GSBI Party hereby releases, acquits, satisfies and forever discharges each Rock of Ages Party of and from all manner of actions, causes of action, suits, contracts, claims and demands whatsoever, in law or equity, which each GSBI Party ever had, now has, or hereafter can, shall or may have, against any Rock of Ages Party, from the beginning of time through the date of this Agreement.  Each Rock of Ages Party hereby releases, acquits, satisfies and forever discharges each GSBI Party of and from all manner of actions, causes of action, suits, contracts, claims and demands whatsoever, in law or equity, which each Rock of Ages Party ever had, now has, or hereafter can, shall or may have, against any GSBI Party, from the beginning of time through the date of this Agreement.

For the avoidance of doubt, the foregoing releases shall extend to, but are not limited to, all claims arising out of, in connection with or related to any actual or potential business relationship between any GSBI Party and any Rock of Ages Party from the beginning of the world through the date of this Agreement, including without limiting the generality of the foregoing all claims raised in the Arbitration;

provided, however, that such releases shall not release any Party from any agreements, covenants or provisions, or from liability for breach of any of its representations and warranties, contained in this Agreement.

2.

Payment.  On July 29, 2004, or upon receipt by Rock of Ages of a copy of this Agreement duly signed by GSBI and Dyckerhoff (whichever occurs later), Rock of Ages will pay GSBI the Payment by wire transfer to the following account hereby designated by GSBI:

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Granite Stone Business International, S.a.r.l. SocieteGenerale Bank & Trust 11, avenue Emile Reuter L-2420 Luxembourg Swift - BIC: SGABLULL IBAN Account Number: LU79 0614 1317 5260 0USD

The Parties hereby acknowledge and confirm that (i) the Payment includes all interest due under the Award and (ii) the Payment shall be made net of withholding taxes and similar charges if and to the extent applicable ("Withholding Taxes"); provided that for this purpose no Withholding Taxes shall be applicable and no Withholding Taxes shall be deducted from the Payment, if, prior to Rock of Ages making the Payment, GSBI has delivered to Rock of Ages a properly completed and signed United States Internal Revenue Service ("IRS") Form W-8BEN, certifying (by checking box 9a. in Part II of such Form) that GSBI is a resident of Luxembourg within the meaning of the income tax treaty between the United States and Luxembourg, in which event GSBI shall be deemed to have represented and warranted to Rock of Ages that no Withholding Taxes are applicable to the Payment.  If such Form W-8BEN has not been so completed, signed and timely delivered, Rock of Ages will (i) deduct applicable Withholding Taxes from the Payment, (ii) timely pay such Withholding Taxes to the IRS, and (iii) send proof of such payment to GSBI within thirty (30) days of receipt of confirmation of payment from the IRS.

3.	Authority, Consent.

a.

Each Party acknowledges that in deciding to enter into this Agreement such Party has relied entirely on its own independent judgment and has entered into the Agreement in the exercise of such judgment with the advice of counsel of its own choosing.

b.

Each Party represents and warrants that it is fully entitled and duly authorized to enter into this Agreement and to make the representations and warranties of such Party and perform the agreements of such Party set forth in this Agreement.  Each Party represents and warrants that the entities and/or person(s) signing this Agreement on its behalf is/are duly authorized to sign on behalf of such Party and that this Agreement is the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

3

c.

Each Party represents and warrants that no claim, right, demand, action or cause of action released pursuant to Section 1 hereof has been assigned or transferred, in whole or in part, to any other person or entity, including without limitation, any other Party or any parent, subsidiary, shareholder, agent, representative or affiliate of such Party or of any other Party, in any manner, including by way of operation of law or otherwise.

4.

Actions of Entities, Further Assurances.  This Agreement shall constitute, as applicable, written consents of stockholders and directors of each Party, to the extent that the execution, delivery or performance by such Party of this Agreement is required to be approved by such stockholders or directors.

5.	Survival. The representations, warranties, promises, covenants and agreements contained in this Agreement shall survive the execution of this Agreement.

6.

Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, executors, successors, permitted transferees, and assigns.

7.

Entire Agreement, Changes.  This Agreement: (i) contains the entire agreement between the Parties; (ii) constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof; and (iii) supersedes any prior agreements, oral or written, between the Parties, all of which are hereby rescinded.  This Agreement is executed without reliance upon any promise, warranty or representation by any Party or any representative of any Party other than those expressly contained herein.  This Agreement cannot be changed or modified in any respect except by a written instrument that is signed by the Party against whom the change or modification is to be enforced.

8.	No Admission. Nothing in this Agreement is intended, nor shall be construed as, an explicit or implicit admission of liability or finding of wrongdoing by any Party.

9.

Authorship.  This Agreement shall be deemed to have been mutually pre-approved by the Parties with the advice of counsel and shall not be construed for or against either of them solely by reason of authorship.

10.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.  Facsimile signatures shall be deemed original signatures for all purposes.

11.

Applicable Law.  This Agreement shall be deemed to have been entered into and shall be construed and interpreted in accordance with the substantive laws of the State of New York, without reference to its choice of law or conflicts of laws principles.  In the event of any action or proceeding arising from a claimed breach of, or an action to enforce the terms of, this Agreement, the Parties hereby consent to the exclusive personal jurisdiction of the courts of the State of New York and federal courts located in the Southern District of New York.

4

12.	Costs. Each Party shall bear its own costs and expenses related to the negotiation, execution and performance of this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

GRANITE STONE BUSINESS INTERNATIONAL S.a.r.l.
For and on behalf of itself and the other GSBI Parties.

By:	/s/ Christian Weiler	By:	/s/ Serge Toussaint

Name:	Christian Weiler	Name:	Serge Toussaint

Title:		Title:

DYCKERHOFF AG
For and on behalf of itself and the other GSBI Parties.

By:	/s/ Wolfgang Bauer	By:	/s/ Alexander Rontgen

Name:	Wolfgang Bauer	Name:	Alexander Rontgen

Title:		Title:

ROCK OF AGES CORPORATION
For and on behalf of itself and the other Rock of Ages Parties.

By:	/s/ Kurt M. Swenson

Name:	Kurt M. Swenson

Title:	Chairman/CEO

5

EXHIBIT A

Copy of the Award

    EXHIBIT 10.7

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT

      This Common Stock Purchase Agreement (the "Agreement") is entered into this 16th day of June, 2004, by and between CRGH, LLC (the "Principal"), and Rock of Ages Corporation, a Delaware corporation (the "Investor").

      WHEREAS, FFS Holdings, Inc., a Delaware corporation ("FFS Holdings") has, or will have prior to the Closing (as defined herein), authorized the issuance of 950,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 50,000 shares of non-voting Class B Common Stock, par value $0.01 per share, herein, the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and up to 28,700 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      WHEREAS, FFS Holdings has entered into a Stock Purchase Agreement, dated as of February 12, 2004 (as amended from time to time, the "Purchase Agreement"), with Hillenbrand Industries, Inc. ("Hillenbrand") pursuant to which FFS Holdings will acquire all of the issued and outstanding stock of Forethought Financial Services, Inc. and its subsidiaries from Hillenbrand (the "Transaction").

      WHEREAS, subject to the terms and conditions of the Subscription Agreement between FFS Holdings and the Principal, to be entered into pursuant to the terms and conditions set forth in that certain Resale Commitment Agreement dated as of June 16, 2004, between The Devlin Group II, LLC ("TDG") and the Principal (as amended from time to time, the "Resale Commitment Agreement") a copy of which is attached hereto as Exhibit A, prior to the Closing (as defined herein) FFS Holdings shall issue shares of Common Stock with a per share purchase price of $100.00, of which the Principal shall purchase the number of shares of Common Stock specified in the Resale Commitment Agreement.

      WHEREAS, prior to the Closing the Principal, other principals of TDG and certain Affiliates (as defined herein, and being referred to collectively with TDG's principals as the "TDG Stockholders"), together with persons unrelated to either TDG or the Investor (referred to collectively, with the persons unrelated to TDG, as the "Non-TDG Investors") will purchase from FFS Holdings additional shares of Common Stock which, together with the Common Stock purchased by the Principal, shall have an aggregate issue price of $41,300,000.

      WHEREAS, the Principal desires to sell to the Investor all of the shares of Common Stock which the Principal has committed to purchase pursuant to the Resale Commitment Agreement, and the Investor desires to purchase from the Principal such shares of Common Stock (specified as to number and class thereof on Annex A hereto) on the terms and conditions contained in this Agreement.

      NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:

ARTICLE I

Purchase and Sale of Shares

     1.1     Purchase and Sale.   Subject to the terms and conditions of this Agreement, the Investor does hereby agree to purchase at the Closing the number and type of shares of Common Stock set forth on Annex A hereto (the "Shares"), at a purchase price of $100 per Share, for the total purchase price set forth on Annex A hereto (the "Purchase Price").

     1.2     Closing.  (a) The sale and purchase of the Shares shall occur at a closing (the "Closing") at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, to be held one business day after the satisfaction or waiver by the appropriate party of the conditions set forth in this Agreement. Payment of the Purchase Price shall be made by the Investor (against receipt of share certificates and a stock power duly endorsed for transfer delivered by the Principal) to the Principal, in respect of the Shares, at the Closing by wire transfer of immediately available funds denominated in U.S. dollars to an account designated by the Principal.

     (b)     On June 21, 2004, or upon such other day as the Principal shall notify the Investor, the Investor shall deliver the Purchase Price to the Escrow Agent (as defined in the Escrow Agreement substantially in the form of Exhibit F attached hereto (the "Escrow Agreement")) which shall be held in escrow on behalf of the Investor pursuant to the terms of the Escrow Agreement. At Closing, the Escrow Agent shall transfer the Purchase Price to the Principal against receipt of the Shares pursuant to a joint notice delivered by the Investor and the Principal to the Escrow Agent.

     1.3    Termination and Unconsummated Transaction Expenses.

     (a) The Investor acknowledges and agrees that, if the Principal provides the Investor with written notice (a "Termination Notice") that the Transaction has been terminated (the date specified by the Principal for such termination, the "Termination Date"), the obligations of the Principal under this Agreement shall terminate and be of no further force or effect.

     (b) After the delivery of the Termination Notice, the Investor shall pay to or reimburse the Principal for all amounts paid or payable by the Principal in respect of Transaction Expenses (as defined in the Resale Commitment Agreement) under the Resale Commitment Agreement. The Transaction Expenses will be payable by the Investor from time to time on or after the Termination Date upon receipt of written request for payment from the Principal.

ARTICLE II

Representations and Warranties of Principal

The Principal represents and warrants to the Investor that:

     2.1   Authority. The Principal has the requisite authority to enter into and perform its obligations under this Agreement.

     2.2  Authorization. This Agreement, when executed and delivered by the Principal, will constitute its valid and legally binding obligation, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equitable principles.

2.3     Nature and Validity of Shares.

           (a)  The Class A Common Stock and Class B Common Stock will be issued pursuant to a restated certificate of incorporation of FFS Holdings in substantially the form attached hereto as Exhibit B.

           (b)  At the Closing, the Principal will be the record and beneficial owner of the Shares, free and clear of any and all liens and encumbrances (except for such restrictions on transfer (i) generally arising under applicable federal and state securities laws and (ii) imposed upon the Shares under the terms of the Stockholders Agreement). The Shares will be duly and validly issued, and fully paid and nonassessable. The Principal has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Shares, free and clear of any and all liens and encumbrances except as aforesaid.

            (c)  The authorized share capital of FFS Holdings as of the Closing will be one million twenty-eight thousand seven hundred (1,028,700) shares, of which nine hundred and fifty thousand (950,000) shares shall be Class A Common Stock, fifty thousand (50,000) shares shall be Class B Common Stock, and twenty-eight thousand seven hundred shares (28,700) shares shall be Preferred Stock. As of the Closing, three hundred ninety three thousand (393,000) shares of Class A Common Stock, twenty thousand (20,000) shares of Class B Common Stock and all twenty eight thousand seven hundred (28,700) shares of Preferred Stock shall be outstanding. All of the outstanding shares of FFS Holdings as of the Closing will be duly authorized, fully paid, nonassessable and not entitled to preemptive or similar rights, other than as set forth in the Stockholders Agreement. As of the Closing, except pursuant to (i) the Warrant (as defined in the Purchase Agreement) (ii) the Note (as defined in the Purchase Agreement) and (iii) the Class B Common Stock, there will be no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of FFS Holdings or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor will FFS Holdings be committed to issue any such option, warrant, right or security, provided, however that the issuance at or prior to Closing of option and/or restricted stock grants in an aggregate amount not in excess of five percent (5%) of the outstanding capital stock of FFS Holdings shall not be deemed a breach of this representation and warranty. As of the Closing, there will be no agreements or understandings to which FFS Holdings is a party with respect to the voting of any shares of its capital stock or which restrict the transfer of any such shares except the Stockholders Agreement. As of the Closing, there will be no outstanding contractual obligations of FFS Holdings to repurchase, redeem or otherwise acquire any of its shares of capital stock, other equity interests or any other securities except with respect to the Preferred Shares and as set forth in the Note. As of the Closing, except as provided in the Stockholders Agreement, FFS Holdings will not be under any obligation by reason of any agreement to register the offer and sale or resale of any of its securities under any securities laws.

      (d)  As of the Closing, FFS Holdings will not have conducted any material operations or incurred any material obligations other than in connection with the Transaction or as otherwise set forth in the Offering Circular prepared by FLAC Holdings, LLC, an indirect subsidiary of FFS Holdings, in connection with its issuance of Series A and Series B Notes.

      2.4   No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person engaged by or acting on behalf of the Principal in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby.

     2.5    No Prohibition. No claim, action, suit, investigation or other proceeding is pending or, to the Principal's knowledge, threatened before any governmental entity, which purports to enjoin or restrain the Principal or to seek relief from or against the Principal, or which could result in an order prohibiting the Principal from, consummating the transactions contemplated hereby.

     2.6   Securities Act.  The sale of the Shares in accordance with the terms of this Agreement (assuming the accuracy of the representations and warranties of the Investor contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

     2.7   Representation Regarding Funding. The funds to be used by the Principal to acquire the Shares from FFS Holdings will not be obtained from the Investor, FFS Holdings or any person Related to the Investor or FFS Holdings. For purposes of this Agreement, a person will be treated as "Related" to another person (which, as used herein, includes any entity) if such person is (A) either "controlled" or is in "control" (as defined pursuant to Section 1.482-l(i)(4) of the treasury regulations of the Internal Revenue Code of 1986, as amended, the "Treasury Regulations") of such person, (B) a "controlled taxpayer" with respect to such person as that term is defined pursuant to Section 1.482-1(i)(5) of the Treasury Regulations, or (C) part of the same controlled group as such person (as defined pursuant to Section 1.482-1(i)(6) of the Treasury Regulations).

ARTICLE III

Representations, Warranties and Agreements of the Investor

The Investor represents and warrants to the Principal that:

     3.1  Organization;  Authority. The Investor is a duly formed corporation, validly existing and in good standing under the laws of its jurisdiction of formation. The Investor has the requisite authority to enter into and perform its obligations under this Agreement.

     3.2   Authorization. This Agreement, when executed and delivered by the Investor, will constitute its valid and legally binding obligation, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equitable principles.

     3.3    No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Investor or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the transactions contemplated hereby. For purposes of this Agreement "Affiliate" means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, and, unless otherwise noted, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise.

     3.5    Investment Representations.

     (a)    The Shares to be received by the Investor will be acquired by it for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and it has no current intention of selling, granting a participation in or otherwise distributing the same, in each case, in violation of applicable federal and state securities laws. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person, or to any third person, with respect to any of the Shares, in each case, in violation of applicable federal and state securities laws.

      (b)   The Investor understands that the Shares have not been registered under the 1933 Act on the basis that the sale provided for in this Agreement is exempt from registration under the 1933 Act.

      (c)   The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act. The Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Shares or an available exemption from registration under the 1933 Act, the Investor must be prepared to bear the economic risk of this investment for an indefinite period of time. In particular, the Investor acknowledges that it is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of Rule 144 are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about FFS Holdings. Such information is not now available, and to the Principal's knowledge FFS Holdings does not have any current plans to make such information available.

     (d)  The Investor has performed its own due diligence and business investigations with respect to FFS Holdings. The Investor is fully familiar with the nature of the investment in FFS Holdings, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by FFS Holdings. The Investor does not desire any further information which may be available with respect to these matters and has had a sufficient opportunity to review the matters that it believes to be important in deciding whether to acquire the Shares. The Investor has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement.

     3.6   Shareholder Restrictions. The Investor understands and acknowledges that the Shares being purchased hereunder shall be subject to the transfer restrictions applicable to Non-TDG Investors contained in the Stockholders Agreement, including, without limitation, the absolute restriction on transferability (other than to certain permitted transferees) referred to as the "Blackout Period" therein. The Investor has no intention of selling or otherwise transferring the Shares to any other person who is or becomes a party to the Stockholders Agreement or to any person who is Related to such a party or to FFS Holdings.

     3.7   Representation Regarding Funding. The funds to be used by the Investor to acquire the Shares from the Principal will not be obtained from FFS Holdings, the Principal or any party Related to FFS Holdings or the Principal.

ARTICLE IV

Covenants of the Parties

     4.1   Stockholders Agreement. The Investor shall execute and deliver a counterpart to the Stockholders Agreement at Closing.

     4.2    Consistent Reporting. Neither the Principal nor the Investor shall take any position with respect to any tax or tax-related audit, controversy or claim, or any financial statement, public filing, tax return, administrative filing or any other filing that is not consistent with the Investor being the bona fide purchaser of the Shares, and for so long as the Investor owns the Shares, the beneficial owner of the Shares. Neither the Principal, the Investor nor any person Related to the Investor or the Principal shall take any position on any financial statement, public filing, tax return, administrative filing, or any other filing or any position whether written or oral with any governmental entity or judicial or administrative body, agency or office that is inconsistent with the positions listed on Annex D to the Purchase Agreement, the text of which is set forth on Exhibit D to this Agreement.

     4.3    Confidentiality; Public Announcement.

      (a)  The Investor acknowledges that it has reviewed the Mutual Confidentiality Agreement dated July 3, 2003, between Hillenbrand and Devlin Associates, LLC, ("Devlin") as amended by Amendment No. 1, dated August 19, 2003 and Amendment No. 2, dated August 29, 2003 (as amended, the "Confidentiality Agreement") and hereby agrees to be bound by the same terms and conditions that bind Devlin to the extent applicable to Representatives (as defined in the Confidentiality Agreement) of Devlin. The Investor further agrees to defend, indemnify and hold the Principal, Devlin, TDG and their respective Affiliates harmless from and against, and to reimburse the Principal, Devlin, TDG and their respective Affiliates with respect to, any and all losses, damages, liabilities, claims, judgments, settlements and fines (including expenses and reasonable attorneys' fees) incurred by the Principal, Devlin, TDG and their respective Affiliates caused by or arising out of or in connection with a breach by the Investor of any term of the Confidentiality Agreement to the extent applicable to Representatives (as defined in the Confidentiality Agreement).

      (b)  The Investor shall not (and shall cause its Affiliates not to) issue any press release or public announcement concerning this Agreement or the Transaction without obtaining the prior written approval of FFS Holdings which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of FFS Holdings, (i) disclosure is otherwise required by applicable law, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof or (ii) disclosure could adversely affect the consummation of the Transaction or the business of FFS (including as it relates to Hillenbrand).

      (c)  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, commencing on the date hereof, the obligations of confidentiality contained herein and therein, as they relate to the transaction contemplated by this Agreement ("The Purchase"), shall not apply to the tax structure or tax treatment of The Purchase, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of The Purchase commencing on the date hereof; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

      4.4     Investor Representation Letter.

       (a)   The Investor will, as soon as reasonably practicable (and in no event more than one business day) following the receipt of the Principal's request to do so, execute and deliver to Hillenbrand a representation letter in the form attached hereto as Exhibit E-1 (the "Investor Representation Letter").

       (b)  The Investor will procure that each representation, warranty, assertion of fact, undertaking, covenant or other statement made by it in the Investor Representation Letter is, and will at all applicable times, be true and correct.

      4.5    Principal Representation Letter.

      (a)   The Principal will execute and deliver to Hillenbrand a representation letter in the form attached hereto as Exhibit E-2 (the "Principal Representation Letter").

      (b)  The Principal will procure that each representation, warranty, assertion of fact, undertaking, covenant or other statement made by it in the Principal Representation Letter is, and will at all applicable times, be true and correct..

ARTICLE V

Conditions to Obligations of the Investor at Closing

     The obligations of the Investor under Article I to purchase the Shares are subject to the fulfillment on or before the Closing of each of the following conditions:

     5.1   Representations and Warranties. The representations and warranties of the Principal contained in Article II hereof shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

     5.2  Performance. The Principal shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing, including without limitation the execution and delivery of the agreements and undertakings provided for in this Agreement.

     5.3  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

ARTICLE VI

Conditions to the Obligations of the Principal at Closing

     The obligations of the Principal under Article I to issue and deliver the Shares are subject to the fulfillment on or before the Closing of each of the following conditions:

     6.1  Representations and Warranties. The representations, warranties and agreements of the Investor contained in Article III hereof shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

     6.2   Performance. Investor shall have performed in all material respects all of its obligations and materially complied with all of its covenants required to be performed or complied with on or prior to the Closing, including without limitation the execution and delivery of the agreements and undertakings provided for in this Agreement.

      6.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

ARTICLE VII

Mutual Conditions Precedent

     The obligations of the Principal and the Investor under Article I of this Agreement are subject to the fulfillment on or before the Closing of the following conditions:

     7.1     Transaction. The First Closing (as defined in the Purchase Agreement) shall have occurred.

     7.2    Issuance of Shares. FFS Holdings shall have issued the Shares to the Principal.

     7.3    Representation Letters. Each of the Investor and the Principal shall have executed and delivered to Hillenbrand the Investor Representation Letter or the Principal Representation Letter, as applicable.

     7.4    Investment. FFS Holdings shall have issued to the TDG Stockholders (including the Principal) and the Non-TDG Investors Common Stock with an aggregate issue price of $41,300,000.

ARTICLE VIII

Miscellaneous

       8.1   No Waiver; Modifications in Writing. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Principal and the Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Principal from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

      8.2     Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Principal:	c/o 153 Foreside Road Falmouth, ME 04105 Telephone: 207-781-7706 Facsimile: 207-781-7709 Attention: Douglas Schair

With a copy to:	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attention: Thomas A. Roberts and Michael Nissan

If to the Investor:	Rock of Ages Corporation 369 North State Street Concord, NH 03301 Telephone: 1-877-225-7626 Attention: Michael Tule

     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     8.3    Taxes.  The Principal shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the transfer of the Shares or the issuance of any of FFS Holdings' capital stock issued upon the redemption or exchange of the Shares, including all federal, state and local income or similar taxes, and the Principal shall save and hold the Investor harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

     8.4    FIRPTA Certificate.  At the Closing, the Principal shall provide the Investor with an affidavit of non-foreign status that complies with section 1445 of the Internal Revenue Code of 1986, as amended.

     8.5   Termination. If the Closing has not occurred on or prior to December 31, 2004, then the obligations of the parties to this Agreement shall terminate and this Agreement shall be without further force and effect, provided however that the obligations of the Investor pursuant to Sections 1.3 and 4.3 and of the parties under this Article VIII shall survive any such termination.

    8.6    Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Any properly executed counterpart to this Agreement which is delivered by facsimile shall be deemed to be an original counterpart to this Agreement.

    8.7   Binding Effect; Assignment.  The rights and obligations of the Investor under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Principal and the Investor and their respective successors and assigns.

    8.8   Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     8.9  WAIVER OF RIGHT TO JURY TRIAL.  EACH OF THE PRINCIPAL AND THE INVESTOR, BY ITS EXECUTION HEREOF, WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF THE PRINCIPAL AND THE INVESTOR ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP. EACH OF THE PRINCIPAL AND THE INVESTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     8.10   Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.11    Headings.  The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     8.12  Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     8.13   Attorneys' Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CRGH, LLC

By: /s/ Robert M. Devlin Name: Robert M. Devlin Title: Principal

ROCK OF AGES CORPORATION

By: /s/ Michael Tule Name: Michael Tule Title: Vice President/General Counsel

ANNEX A

Number of Shares of Class A Common Stock to be purchased at $100 per share: 25,000

Number of Shares of Class B Common Stock to be purchased at $100 per share: 10,000

Purchase Price (Number of Shares multiplied by $100): $3,500,000